TherapeuticsMD, Inc. 10-K

Exhibit 10.12

SECOND AMENDMENT TO COMPANY WARRANT

This SECOND AMENDMENT TO THE COMPANY WARRANT (this “Amendment”), dated as of January 13, 2021, is by and among TherapeuticsMD, Inc., a Nevada corporation (the “Company”), Tao Finance 1, LLC, a Delaware limited liability company (“Tao Finance”), Redwood IV Finance 1, LLC, a Delaware limited liability company (“Redwood IV”) and Sixth Street Specialty Lending, Inc., a Delaware corporation (“Sixth Street” and together with Tao Finance and Redwood IV, collectively the “Holders”).

WHEREAS, the Company issued Warrant No. 1 to Sixth Street on August 5, 2020 convertible into 712,817 shares of Company Common Stock (the “Sixth Street Warrant”);

WHEREAS, the Company issued Warrant No. 2 to Redwood IV on August 5, 2020 convertible into 1,188,029 shares of Company Common Stock (the “Redwood IV Warrant”);

WHEREAS, the Company issued Warrant No. 3 to Tao Finance on August 5, 2020 convertible into 2,851,270 shares of Company Common Stock (the “Tao Finance Warrant” and together with the Sixth Street Warrant and Redwood IV Warrant collectively, the “Warrants”);

WHEREAS, the Company and the Holders amended the terms and conditions of the Warrants pursuant to that certain Amendment to the Company Warrant, dated as of November 8, 2020, by and among the Company and the Holders;

WHEREAS, on November 13, 2020, the Company sold 23,437,500 shares of Common Stock at a price per share equal to $1.1856, and, pursuant to Section 3(b) of each of the Warrants, adjusted the Exercise Price of the Warrants to $1.1856; and

WHEREAS, the Company and the Holders wish to further amend the Warrants on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders agree as follows:

1.      Amendment to Warrant: Adjustment to Exercise Price For Subsequent Issuances. Section 3(b) of each Warrant is hereby amended to add the following language at the end of such section:

“If the Company shall, at any time or from time to time after January 13, 2021 (the “Second Adjustment Date”) and on or prior to March 31, 2021, issue or sell, or in accordance with Section 3(e) is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) (“Second Adjustment Trigger Shares”), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price shall be reduced to the weighted average per share consideration received by the Company for all Second Adjustment Trigger Shares so issued or sold (or deemed issued or sold) from and after the Second Adjustment Date and on or prior to March 31, 2021, as determined in good faith by the Board.

2.      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

3.      No Other Amendments. Except as expressly amended herein, each of the Warrants remains in full force and effect in accordance with its terms.

4.      Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic means (including email with a “pdf”) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the day and year first above written.

COMPANY:

TherapeuticsMD, Inc.

	By:	/s/ James C. D’Arecca
	Name:	James C. D’Arecca
	Title:	Chief Financial Officer

HOLDERS:

Tao Finance 1, LLC

	By:	/s/ Joshua Peck
	Name:	Joshua Peck
	Title:	Vice President

Redwood IV Finance 1, LLC

b	By:	/s/ Joshua Peck
	Name:	Joshua Peck
	Title:	Vice President

Sixth Street Specialty Lending, Inc.

	By:	/s/ Joshua Easterly
	Name	Joshua Easterly
	Title:	Chief Executive Officer